William P. Morrissey                                                 Immediately
Senior Vice President
(617) 628-4000



                         CENTRAL BANCORP, INC. ANNOUNCES
                  COMPLETION OF FOURTH STOCK REPURCHASE PROGRAM

     SOMERVILLE, MASSACHUSETTS, March 26, 2002--Central Bancorp, Inc. (NASDAQ National Market: CEBK) today announced that it had completed its fourth common stock buyback program. The Board of Directors had authorized the repurchase of up to 5% of the Company's outstanding stock pursuant to the buyback program in December 2000. A total of 84,458 shares were purchased under the fourth buyback program at an average cost of $23.78 per share. The total number of shares purchased since the first repurchase program was adopted in April 1999 are 365,294 at an average cost of $19.56 per share, representing 18.54% of the total common stock issued and outstanding prior to the adoption of the first buyback program.

     Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts chartered co-operative bank operating eight full-service banking offices in suburban Boston.



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